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                                 EXHIBIT NO. 99
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                         COMPUTATION OF PREMIUMS EARNED
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
                          THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                                 COMPUTATION OF PREMIUMS EARNED
                                           (millions)
                                          (unaudited)





                                                             Three Months Ended March 31,
                                       -----------------------------------------------------------------------
                                                            1994                 1993                % Change
                                       -----------------------------------------------------------------------
 Total direct premiums written                          $605.6                $451.2                     34


 Reinsurance ceded, net                                  (47.4)                (29.4)                    61
                                       -------------------------------------------------

 Net premiums written                                    558.2                 421.8                     32


 Change in net unearned premiums(1)                      (79.5)                (49.6)                    60
                                       -------------------------------------------------


 Premiums earned                                        $478.7                $372.2                     29
                                       =================================================


(1) Represents change in unearned premiums net of prepaid reinsurance premiums.
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